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                                                                     EXHIBIT 4.1


                                RIGHTS AGREEMENT

         RIGHTS AGREEMENT (this "Agreement") dated as of September 4, 1998, between ITEQ, Inc., a Delaware corporation (the "Company"), Harris Trust and Savings Bank, an Illinois banking corporation, as Rights Agent (the "Rights Agent").

                              W I T N E S S E T H:

         WHEREAS, on September 4, 1998 the Board of Directors of the Company (the "Board") authorized and declared a dividend distribution of one Right (hereinafter defined) for each share of Common Stock (as hereinafter defined) outstanding at the close of business on September 14, 1998 (hereinafter referred to as the "Record Date") and has authorized the issuance of one Right (as such number may hereafter be adjusted as hereinafter set forth) in respect of each share of Common Stock issued (on original issuance or out of treasury) after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date (as such terms are hereinafter defined), each Right initially evidencing the right to purchase at the Purchase Price, one one-thousandth (1/1,000th) of a share of Preferred Stock--Junior Participating Series A of the Company (the "Preferred Stock"), having the powers, rights and preferences set forth in the certificate of designation, attached hereto as Exhibit A.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein set forth, the parties hereto agree as follows:

         Section 1. Certain Definitions. The following terms, as used herein, have the following meanings:

         (a) "Acquiring Person" means any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 25% or more of the shares of Common Stock then outstanding, other than pursuant to a Qualifying Tender Offer; provided, however, that, an Acquiring Person shall not include an (i) Exempt Person, or (ii) any Person, together with all Affiliates and Associates of such Person, who or which would be an Acquiring Person solely by reason of (A) being the Beneficial Owner of shares of Common Stock of the Company, the Beneficial Ownership of which was acquired by such Person pursuant to any action or transaction or series of related actions or transactions approved by the Board of Directors before such Person otherwise became an Acquiring Person, or (B) a reduction in the number of issued and outstanding shares of Common Stock of the Company pursuant to a transaction or a series of related transactions approved by the Board; and provided further, that in the event that such Person described in this clause (ii) does not become an Acquiring Person by reason of subclause (A) or (B) of this clause (ii), such Person nonetheless shall become an Acquiring Person in the event such Person thereafter acquires Beneficial Ownership of an additional 1% of the Common Stock of the Company,





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unless the acquisition of such additional Common Stock would not result in such
Person becoming an Acquiring Person by reason of subclause (A) or (B) of this clause (ii). Notwithstanding the foregoing, if the Board determines in good faith (but only if at the time of such determination by the Board there are then in office not less than five Continuing Directors and such action is approved by a majority of the Continuing Directors then in office) that a Person who would otherwise be an "Acquiring Person" as defined pursuant to the foregoing provisions of this paragraph (a) has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of shares of Common Stock so that such Person would no longer be an "Acquiring Person" as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed an "Acquiring Person" for any purposes of this Agreement.

         (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement.

         (c) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own," and shall be deemed to have Beneficial Ownership of, any securities:

                           (i) which such Person or any of such Person's
                  Affiliates or Associates, directly or indirectly, beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act as in effect on the date of this Agreement);

                           (ii) which such Person or any of such Person's
                  Affiliates or Associates, directly or indirectly, has

                                    (A) the right to acquire (whether such right
                           is exercisable immediately or only after the passage of time or the satisfaction of a condition, or both) pursuant to any agreement, arrangement or understanding (whether written or oral) or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of or to "beneficially own" securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of its Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or

                                    (B) the right to vote, alone or in concert
                           with others, pursuant to any agreement, arrangement or understanding (whether written or oral) or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of or to "beneficially own" any security as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (1) arises solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (2) is not also then reportable by



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                           such Person on Schedule 13D under the Exchange Act
                           (or any comparable or successor report); or

                           (iii) which are beneficially owned, directly or
                  indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person or any of its Affiliates or Associates has any agreement, arrangement or understanding (whether written or oral) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in subparagraph (ii)(B) immediately above) or disposing of any such securities. Despite the foregoing, for purposes of determining Beneficial Ownership of securities under this Agreement, officers and directors of the Company solely by reason of their status as such shall not constitute a group (notwithstanding that they may be Associates of one another or may be deemed to constitute a group for purposes of
                  Section 13(d) of the Exchange Act) and shall not be deemed to own shares owned by another officer or director of the Company. Further, nothing contained in this definition shall cause a Person ordinarily engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired in a bona fide firm commitment underwriting pursuant to an underwriting agreement with the Company.

         (d) "Business Day" means any day other than a Saturday, Sunday, or a day on which banking institutions in the State of Texas or Illinois are authorized or obligated by law or executive order to close.

         (e) "Close of business" on any given date means 5:00 p.m., New York City time, on such date; provided, however, that if such date is not a Business Day "close of business" means 5:00 p.m., New York City time, on the next succeeding Business Day.

         (f) "Closing Price" shall have the meaning ascribed to such term in
Section 11(b)(i) of this Agreement.

         (g) "Common Stock" when used with reference to the Company (or without express reference to another Person) shall mean the Common Stock (presently $0.001 par value per share) of the Company. "Common Stock" when used with reference to any Person other than the Company which shall be organized in corporate form shall mean the capital stock or other equity security with the greatest voting power of such Person. "Common Stock" when used with reference to any Person other than the Company which shall not be organized in corporate form shall mean units of beneficial interest which shall represent the right to participate in profits, losses, deductions and credits of such Person and which shall be entitled to exercise the greatest voting power of such Person.

         (h) "Continuing Director" shall mean any member of the Board of Directors of the Company, while such person is a member of the Board, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative or nominee of an Acquiring Person or of any such Affiliate or Associate, and who either (i) was a member of the Board prior to the time that any Person became an Acquiring Person (other than pursuant to a Qualifying Tender Offer) or



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(ii) subsequently became a member of the Board, and whose nomination for election or election to the Board was recommended or approved by the Board when there are then in office at least five Continuing Directors and such nomination for election or election was recommended or approved by a majority of the Continuing Directors then on the Board.

         (i) "Distribution Date" means the earlier of: (i) the close of business on the tenth day after the Stock Acquisition Date; or (ii) the close of business on the tenth Business Day (or such later date as may be determined by action of the Board) after the date of the commencement by any Person (other than an Exempt Person) of, or the first public announcement of the intent of any Person (other than an Exempt Person) to commence, a tender offer or exchange offer upon the successful completion of which such Person, together with its Affiliates and Associates, would be the Beneficial Owner of 25% or more of the then outstanding Common Stock of the Company, regardless of whether any shares are actually purchased pursuant to such offer. The Distribution Date shall not be deemed to have been extended by Board action pursuant to the parenthetical phrase of clause (ii) of this definition unless at the time of such determination by the Board there are then in office not less than five Continuing Directors and the determination to extend the Distribution Date is also approved by a majority of the Continuing Directors then in office.

         (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (k) "Exempt Person" shall mean (i) the Company, (ii) any Subsidiary of the Company or (iii) any employee benefit plan or employee stock plan of the Company or any Subsidiary of the Company, or any trust or other entity organized, appointed, established, or holding Common Stock for or pursuant to the terms of any such plan.

         (l) "Expiration Date" means the earlier of (i) the Final Expiration Date and (ii) the time at which all Rights are redeemed as provided in Section 23 or exchanged as provided in Section 24.

         (m) "Final Expiration Date" means the close of business on March 4, 2000.

         (n) "Person" means any individual, firm, corporation, partnership or other entity.

         (o) "Preferred Stock" means the Preferred Stock--Junior Participating Series A, par value $0.01 per share, of the Company, having the terms set forth in the form of certificate of designation attached hereto as Exhibit A. Any reference in this Agreement to Preferred Stock shall be deemed to include any authorized fraction of a share of Preferred Stock, unless the context otherwise requires.

         (p) "Purchase Price" with respect to each Right shall mean $15, as such amount may from time to time be adjusted as provided herein, and shall be payable in lawful money of the United States of America. All references herein to the Purchase Price shall mean the Purchase Price as in effect at the time in question.

         (q) "Qualifying Tender Offer" shall mean a tender or exchange offer for all outstanding shares of Common Stock of the Company determined by a majority of the Board (provided that at



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the time of such approval of the Board there are then in office not less than five Continuing Directors and such offer is approved by a majority of the Continuing Directors then in office), after receiving advice from one or more investment banking firms to be (i) at a price which is fair to the Company's shareholders (taking into account all factors which members of the Board deem relevant including, without limitation, the potential long-term value of the Company and the prices which could reasonably be attained if the Company or its assets were sold on an orderly basis designed to realize maximum value, and (ii) otherwise in the best interests of the Company and its shareholders.

         (r) "Redemption Price" shall have the meaning set forth in Section 23(a) hereof.

         (s) "Right" shall mean the right to purchase one one-thousandth (1/1,000th) of a share of Preferred Stock--Junior Participating Series A, par value $.01 per share, of the Company, or other securities or property, upon the terms and subject to the conditions herein set forth.

         (t) "Right Certificate" shall have the meaning set forth in Section 3(c) hereof.

         (u) "Section 13 Event" means any event described in clauses (x), (y) or
(z) of Section 13(a).

         (v) "Securities Act" means the Securities Act of 1933, as amended.

         (w) "Stock Acquisition Date" means the date of the first public announcement (which shall include, without limitation, the filing of a report on Schedule 13D under the Exchange Act or any comparable or successor report) by the Company or an Acquiring Person indicating that an Acquiring Person has become such.

         (x) "Subsidiary" of any Person means any other Person of which securities or other ownership interests having ordinary voting power, in the absence of contingencies, to elect a majority of the board of directors or other Persons performing similar functions are at the time beneficially owned, directly or indirectly, owned by such first Person.

         (y) "Trading Day" means a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day.

         Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable. If the Company appoints one or more co-Rights Agents, the respective duties of the Rights Agent and any co-Rights Agents shall be as the Company shall determine.

         Section 3. Issuance of Rights and Right Certificates. (a) Prior to the Distribution Date (i) the Rights will be evidenced by the certificates for the Common Stock (which certificates shall



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be deemed also to be Right Certificates (as hereinafter defined)) and not by separate Right Certificates, and the registered holders of the Common Stock shall be deemed to be the registered holders of the associated Rights, and (ii) each Right shall be transferable only simultaneously and together with the transfer of a share of Common Stock (subject to adjustment as hereinafter provided). As soon as practicable after the Record Date, the Company will send a summary of the rights substantially in the form of Exhibit B (the "Summary of Rights") hereto, by postage prepaid mail, to each record holder of the Common Stock as of the close of business on the Record Date at the address of such holder shown on the records of the Company. Until the Distribution Date (or, if earlier, the Expiration Date or Final Expiration Date), the surrender for transfer of any certificate for Common Stock shall constitute the surrender for transfer of the Right or Rights associated with the Common Stock evidenced thereby, whether or not accompanied by a copy of the Summary of Rights.

         (b) One Right shall be issued in respect of (i) each share of Common Stock outstanding as of the Record Date, (ii) each additional share of Common Stock that becomes outstanding (whether by original issuance or out of treasury) after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date and (iii) each additional share of Common Stock that is issued (whether by original issuance or from treasury) after the Distribution Date but prior to the Expiration Date with Rights as provided in Section 22. Certificates for Common Stock (including, without limitation, certificates issued upon original issuance, disposition from treasury or transfer or exchange of Common Stock) after the Record Date but prior to the earliest of the Distribution Date or the Expiration Date (or, in certain circumstances as provided in Section 22 hereof, after the Distribution Date) shall have impressed, printed, written or stamped thereon or otherwise affixed thereto the following legend:

         This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between ITEQ, Inc. (the "Company") and Harris Trust and Savings Bank dated as of September 4, 1998 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may be exchanged, may expire, or may be evidenced by separate certificates and no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or Beneficially Owned by Acquiring
         Persons or their Affiliates or Associates (as such terms are defined in the Rights Agreement) or any subsequent holder of such Rights shall be null and void and may not be transferred to any Person.

         (c) As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will send if so requested by the Company, at the expense of the Company), by first class mail, postage prepaid, to each record holder of the Common Stock as of the close of business on the Distribution Date, as shown by the records of the Company, at the address of such holder



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shown on such records, a certificate in the form provided by Section 4 hereof (a
"Right Certificate"), evidencing one Right (subject to adjustment as provided herein) for each share of Common Stock so held. As of and after the Distribution Date, the Rights shall be evidenced solely by Right Certificates and may be transferred by the transfer of the Right Certificate as permitted hereby, separately and apart from any transfer of one or more shares of Common Stock.

         Section 4. Form of Right Certificates. (a) The Right Certificates (and the forms of assignment, election to purchase and certificates to be printed on the reverse thereof), when, as and if issued shall be substantially in the form of Exhibit C hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law, rule or regulation or with any rule or regulation of any stock exchange on which the Common Stock or Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Sections 7, 11 and 22, the Right Certificates, evidencing Rights whenever issued, (i) shall be dated as of the date of issuance of the Rights they represent and (ii) on their face shall entitle the holders thereof to purchase such number of shares (including fractional shares which are integral multiples of one-thousandth (1/1,000th) of a share) of Preferred Stock as shall be set forth therein at the price payable upon exercise of a Right provided by
Section 7(b) hereof (the "Purchase Price"), but the number and type of such securities and the Purchase Price shall be subject to adjustment as provided herein.

         (b) Any Right Certificate representing Rights beneficially owned by any Person referred to in clauses (i), (ii) and (iii) of Section 7(e) shall (to the extent feasible and reasonably identifiable as such) contain the following legend:

         The Rights represented by this Right Certificate are or were beneficially owned by any Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) or one of certain transferees thereof. Accordingly, this Right Certificate and the Rights represented hereby may become or may have become null and void in the circumstances specified in Section 7(e) of such Agreement.

         Section 5. Countersignature and Registration. (a) The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, President or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary, an Assistant Secretary or a Vice President (provided that such Vice President shall not have also executed the Rights Certificates), either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid or obligatory for any purpose unless so countersigned. In case any officer of the Company whose manual or facsimile signature is affixed to the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates may nevertheless be countersigned by the Rights Agent and issued and delivered with the same force and effect as though the Person who signed such Right Certificates had not ceased to be such officer of the Company. Any Right Certificate may be signed on behalf of the Company



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by any Person who, at the actual date of the execution of such Right
Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such Person was not such an officer.

         (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office or offices designated as the place for surrender of Right Certificates upon exercise, transfer or exchange, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show with respect to each Right Certificate the name and address of the holder, the number of Rights evidenced on its face, the certificate number and the date.

         Section 6. Transfer and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates; Uncertificated Rights. (a) Subject to the provisions of Sections 4(b), 7(e), 14 and 24, at any time after the Distribution Date and prior to the Expiration Date any Right Certificate or Certificates may be transferred, split-up, combined or exchanged for another Right Certificate or Certificates representing, in the aggregate, the same number of Rights as the Right Certificate or Right Certificates surrendered then represented. Any registered holder desiring to transfer, split-up, combine or exchange any Right Certificate or Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Certificates to be transferred, split-up, combined or exchanged at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate or Certificates until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate or Certificates and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Sections 4(b), 7(e), 14 and 24, countersign and deliver to the person entitled thereto a Right Certificate or Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split-up, combination or exchange of any Right Certificate or Certificates.

         (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Rights Agent will make and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

         (c) Notwithstanding any other provision hereof, the Company and the Rights Agent may amend this Rights Agreement to provide for uncertificated Rights in addition to or in place of Rights evidenced by Right Certificates.




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         Section 7. Exercise of Rights; Purchase Price; Expiration Date of
Rights. (a) The Rights shall not be exercisable until after the Distribution Date. Subject to Section 7(e) and except as otherwise provided herein, each Right shall entitle the registered holder thereof, upon exercise thereof as provided herein, to purchase for the Purchase Price, at any time after the Distribution Date and prior to the Expiration Date, one one-thousandth (1/1,000th) of a share of Preferred Stock. The Purchase Price and the number of shares of Preferred Stock or other securities to be acquired upon exercise of a Right shall be subject to adjustment as herein provided, including Sections 11, 23(a) and 24.

         (b) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as provided herein) in whole or in part, upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principle office or offices of the Rights Agent designated for that purpose, together with payment of the aggregate Purchase Price for each one one-thousandth (1/1,000th) of a share of Preferred Stock as to which the Rights are exercised at or prior to the Expiration Date.

         (c) Upon receipt of a Right Certificate representing exercisable Rights, with the completed form of election to purchase duly executed, accompanied by payment of the Purchase Price for the number of shares of Preferred Stock to be purchased together with an amount equal to any applicable transfer tax, in lawful money of the United States of America, in cash or by certified check or money order payable to the order of the Company, the Rights Agent shall thereupon (i) either (A) promptly requisition from any transfer agent of the Preferred Stock (or make available, if the Rights Agent is the transfer agent) certificates for the number of shares of Preferred Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests or (B) if the Company shall have elected to deposit the Preferred Stock with a depositary agent under a depositary arrangement, promptly requisition from the depositary agent depositary receipts representing the number of one one-thousandth (1/1,000th) of a share of Preferred Stock to be purchased (in which case certificates for the Preferred Stock to be represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with all such requests, (ii) when appropriate, promptly requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14, (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, and (iv) when appropriate, after receipt promptly deliver such cash to or upon the order of the registered holder of such Right Certificate.

         (d) In case the registered holder of any Right Certificate exercises less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of such Right Certificate or his duly authorized assigns, subject to the provisions of Section 14.

         (e) Notwithstanding anything in this Agreement to the contrary, from and after the time when any person first becomes an Acquiring Person, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an



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Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or, (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights, or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose of effect the avoidance of this Section 7(e), shall become null and void without any further action, and no holder of such Rights (including any purported transferee or subsequent holder) shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to insure that the provisions of this Section 7(e) and Section 4(b) are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates and Associates or any transferee of any of them hereunder.

         (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have
(i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

         (g) The Company may temporarily suspend, for a period of time not to exceed 180 calendar days after the Distribution Date, the exercisability of the Rights in order to prepare and file a registration statement under the Securities Act, on an appropriate form, with respect to the Preferred Stock purchasable upon exercise of the Rights and permit such registration statement to become effective; provided, however, that no such suspension shall remain effective after, and the Rights shall without any further action by the Company or any other Person become exercisable immediately upon the effectiveness of such registration statement. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended and shall issue a further public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision herein to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification under the blue sky or securities laws of such jurisdiction shall not have been obtained, the exercise of the Rights shall not be permitted under applicable law, or (if required by law) a registration statement in respect of such securities shall not have been declared effective.

         Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split-up, combination or exchange shall, and any Right Certificate representing Rights that have become null and void and nontransferable pursuant to Section 7(e) surrendered or presented for any purpose shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered or presented to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

         Section 9. Reservation and Availability of Preferred Stock. (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock or out of authorized and issued shares of Preferred Stock held in its treasury, the number of shares of Preferred Stock that will be sufficient to permit the exercise in full of all outstanding Rights.

         (b) The Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares of Preferred Stock issued or reserved for issuance in accordance with this Rights Agreement to be listed, upon official notice of issuance, upon the principal national securities exchange, if any, upon which the Common Stock is listed or, if the principal market for the Common Stock is not on any national securities exchange, to be eligible for quotation in the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or any successor thereto or other comparable quotation system.

         (c) The Company covenants and agrees that it will take all such action as may be necessary to insure that all shares of Preferred Stock delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price in respect thereof), be duly and validly authorized and issued and fully paid and nonassessable shares. So long as the depositary shares issuable and deliverable upon the exercise of Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all Depositary Shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

         (d) As soon as practicable after a person becomes an Acquiring Person (provided that the Company shall not have elected to make the exchange permitted by Section 24 for all outstanding Rights) the Company covenants and agrees to use its best efforts to: (i) prepare and file a registration statement under the Securities Act, with respect to the securities purchasable upon exercise of the Rights on an appropriate form; (ii) cause such registration statement to become effective as soon as practicable after such filing; and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and
(B) the Expiration Date. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights.

         (e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any shares of Preferred Stock issued or deliverable upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or in respect of the issuance or delivery of certificates for the Preferred Stock or other securities, as the case may be, in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or exchange or to issue or deliver any certificates for Preferred Stock or other securities, as the case may be, upon the exercise or exchange of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

         Section 10. Preferred Stock Record Date. Each Person (other than the Company) in whose name any Certificate for Preferred Stock is issued upon the exercise or exchange of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Stock represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes or governmental charges) was made; provided, however, that if the date of such surrender and payment is a date upon which transfer books of the Company relating to the Preferred Stock are closed, such Person shall be deemed to have become the record holder of such Preferred Stock on, and such certificate shall be dated, the next succeeding Business Day on which transfer books of the Company relating to the Preferred Stocks are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a stockholder of the Company with respect to the securities for which the Rights shall be exercisable, including, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

         Section 11. Adjustment of Purchase Price, Number and Kind of Securities or Number of Rights. The Purchase Price, the number and kind of securities covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

         (a)(i) To preserve the actual or potential economic value of the Rights, if at any time after the date of this Rights Agreement there shall be any change in the Common Stock or the Preferred Stock, whether by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or other similar changes in capitalization, any distribution or issuance of cash, assets, evidences of indebtedness or subscription rights, options or warrants to holders of Common Stock or Preferred Stock, as the case may be (other than distribution of the Rights or regular cash dividends) or otherwise, then, in each such event the Board shall make such appropriate adjustments in the number of shares of Preferred Stock (or the number and kind of other securities) issuable upon exercise of each Right, the Purchase Price and Redemption Price in effect at such time and the number of Rights outstanding at such time (including the number of Rights or fractional Rights associated with each share of Common Stock) such that following such adjustment such event shall not have had the effect of reducing or limiting the benefits the holders of the Rights would have had absent such event. The adjustments provided for in this Section 11(a)(i) shall be made successively whenever such an adjustment is required by this Section 11(a)(i). If an event occurs which will require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

         (ii) Subject to Section 24, upon any Person becoming an Acquiring Person, proper provision shall promptly be made so that each holder of a Right, except as otherwise provided below and in Section 7(e), shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of one one-thousandths (1/1,000ths) of a share of Preferred Stock (such number of shares being referred to herein as the "Adjustment Shares") as shall be equal to the result obtained by (x) multiplying the then current Purchase Price by the number of one one-thousandths (1/1,000ths) of a share of Preferred Stock for which a Right was exercisable immediately prior to a Person becoming an Acquiring Person and (y) dividing that product (which, following such first occurrence, shall thereafter be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by 50% of the current market price (determined pursuant to Section 11(b)(i)) per share of Common Stock on the date on which a Person becomes an Acquiring Person; provided, however, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13, then only the provisions of Section 13 shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii).

         (iii) In the event that there shall not be sufficient shares of Preferred Stock issued but not outstanding or authorized but unissued to permit the exercise of Rights in accordance with the foregoing subparagraph (ii), the Company covenants and agrees that it will take all such action as may be necessary to authorize additional shares of Preferred Stock for issuance upon the exercise of Rights; provided, however, that if the Company is unable to cause the authorization of additional shares of Preferred Stock, then the Company shall, or in lieu of seeking any such authorization, the Company may, to the extent necessary and permitted by applicable law and any agreements, indentures or instruments in effect prior to the Distribution Date to which it is a party, (A) upon surrender of a Right, pay cash equal to the Purchase Price in lieu of issuing shares of Preferred Stock and requiring payment therefor, (B) upon due exercise of a Right and payment of the Purchase Price for each share of Preferred Stock as to which such Right is exercised, issue equity securities having a value equal to the value of the shares of Preferred Stock which otherwise would have been issuable pursuant to the foregoing subparagraph (ii), which value shall be determined by an investment banking firm selected by the Board, or (C) upon due exercise of a Right and payment of the Purchase Price for each share of Preferred Stock as to which such Right is exercised, distribute Preferred Stock, Common Stock, other equity securities, cash or debt securities (or any combination thereof) having an aggregate value equal to the value of the shares of Preferred Stock which otherwise would have been issuable pursuant to the foregoing subparagraph (ii), which value shall be determined by an investment banking firm selected by the Board. To the extent that any legal or contractual restrictions (pursuant to agreements or instruments in effect prior to the Distribution Date to which it is party) prevent the Company from paying the full amount payable in accordance with the foregoing sentence, the Company shall pay to holders of the Rights as to which such payments are being made all amounts which are not then restricted on a pro rata basis as such payments become permissible under such legal or contractual restrictions until such payments have been paid in full.

         (b)(i) For the purpose of any computation hereunder, the "current market price" per share of Common Stock on any date shall be deemed to be the average of the daily Closing Prices (as hereinafter defined) per share of such Common Stock for the 30 consecutive Trading Days immediately prior to such date; provided, however, that if the current market price per share of the Common Stock is determined during a period following the announcement by the issuer of such Common Stock of (A) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities exercisable for or convertible into shares of such Common Stock (other than the Rights), or (B) any subdivision, combination or reclassification of such Common Stock, and prior to the expiration of the 30 Trading Day period, as set forth above, after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the "current market price" shall be properly adjusted to take into account ex-dividend trading. The "Closing Price" for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company. If on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date as determined in good faith by the Board of Directors of the Company shall be used. If the Common Stock is not publicly held or not so listed or traded, the "current market price" per share means the fair value per share as determined in good faith by the Board of Directors of the Company, or, if at the time of such determination there is an Acquiring Person, by a majority of the Continuing Directors then in office, or if there are no Continuing Directors, by an investment banking firm selected by the Board of Directors, which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

         (ii) For the purpose of any computation hereunder, the "current market price" of the Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in Section 11(b)(i). If the current market price for the Preferred Stock cannot be determined in the manner provided above, the "current market price" of the Preferred Stock shall be conclusively deemed to be the current market price of the Common Stock (appropriately adjusted to reflect any stock split, stock dividend, or similar transaction occurring after the date hereof), multiplied by one thousand. For the purpose of any computation hereunder, the value of any securities or assets other than the Preferred Stock or Common Stock of the Company shall be the fair value as determined in good faith by the Board of Directors of the Company, and, if at the time of such determination there is an Acquiring Person, by a majority of the Continuing Directors then in office, or, if there are no Continuing Directors, by an investment banking firm selected by the Board of Directors, which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

         (c) Except as hereinafter provided, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-hundred thousandth (1/100,000th) of a share of Preferred Stock. Notwithstanding the first sentence of this Section 11(c), any adjustment required by this Section 11 shall be made no later than the earlier of (i) one year from the date of the transaction which mandates such adjustment or (ii) the Expiration Date.

         (d) If, as a result of an adjustment made pursuant to Section 11(a), the holder of any Right thereafter exercised shall become entitled to receive any securities other than shares of Preferred Stock, thereafter the number of such securities so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions of Section 11(a) through (c), inclusive and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Preferred Stock shall apply, as nearly as reasonably may be, on like terms to any such other securities.

         (e) All Rights originally issued by the Company subsequent to any adjustment made to the number of shares of Preferred Stock or other securities relating to a right shall evidence the right to purchase, for the Purchase Price, the adjusted number and kind of securities purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

         (f) Irrespective of any adjustment or change in the Purchase Price or the number of shares of Preferred Stock or number or kind of other securities issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the terms which were expressed in the initial Right Certificates issued hereunder.

         (g) Before taking any action that would cause an adjustment reducing the Purchase Price per whole share of Preferred Stock upon exercise below the then par value, if any, of the shares of Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Preferred Stock at such adjusted Purchase Price.

         (h) In any case in which this Section 11 shall require that an adjustment be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of shares of Preferred Stock (or other securities) issuable upon such exercise over and above the number of shares of Preferred Stock (or other securities) issuable before giving effect to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares or securities upon the occurrence of the event requiring such adjustment.

         (i) The Company covenants and agrees that it will not at any time after the Distribution Date (i) consolidate with, (ii) merge with or into, or (iii) sell or otherwise transfer (and/or permit any of its Subsidiaries to sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries taken as a whole, to any other Person or Persons if (x) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or any agreements or arrangements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the stockholders of a Person who constitutes, or would constitute, the "Principal Party" for the purposes of
Section 13 shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

         (j) The Company covenants and agrees that after the Distribution Date, it will not, except as permitted by Section 23, Section 24 or Section 27 take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

         Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Sections 11 and 13, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Preferred Stock and the Common Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing shares of Common Stock) in accordance with Section 26. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be obligated or responsible for calculating any adjustment nor shall it be deemed to have knowledge of such adjustment unless and until it shall have received such certificate.

         Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power. (a) If, following the Distribution Date, directly or indirectly,

                  (x) the Company shall consolidate with, merge into, or otherwise combine with, any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(i)), and the Company shall not be the continuing or surviving corporation of such consolidation, merger or combination,

                  (y) any Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(i)) shall merge into, or otherwise combine with, the Company, and the Company shall be the continuing or surviving corporation of such merger or combination and, in connection with such merger or combination, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for other stock or securities of the Company or any other Person, cash or any other property, or

                  (z) the Company and/or one or more of its Subsidiaries shall sell or otherwise transfer, in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than to the Company or any Subsidiary in any transaction that complies with Section 11(i)), then, and in each such case, proper provision shall be made so that (i) each holder of a Right, except as provided in Section 7(e), shall thereafter have the right to receive, upon exercise thereof at the Purchase Price, in accordance with the terms of this Agreement, such number of duly authorized, validly issued, fully paid and nonassessable shares of freely tradeable Common Stock of the Principal Party (as hereinafter defined), not subject to any rights of call or first refusal, liens, encumbrances or other claims, as shall be equal to the result obtained by (A) multiplying the then current Purchase Price by the number of one one-thousandth (1/1,000th) of a share of Preferred Stock for which a Right is exercisable immediately prior to the first occurrence of any
         Section 13 Event (or, if a person has become an Acquiring Person prior to the first occurrence of any Section 13 Event by multiplying the number of such one-thousandths of a share of Preferred Stock for which a Right is exercisable immediately prior to the first occurrence of a Person becoming an Acquiring Person by the Purchase Price in effect immediately prior to such first occurrence) and (B) dividing that product (which, following the first occurrence of any Section 13 Event shall thereafter be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by 50% of the current market price (determined pursuant to Section 11(b)(i)) per share of the Common Stock of such Principal Party on the date of consummation of such consolidation, merger, combination sale or transfer; (ii) the Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, combination, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of
         Section 11 shall apply only to such Principal Party following the first occurrence of a Section 13 Event; and (iv) such Principal Party shall take such steps (including the authorization and reservation of a sufficient number of shares of its Common Stock to permit exercise of all outstanding Rights in accordance with the provisions of Section 9 applicable to the reservation of Preferred Stock in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of its Common Stock thereafter deliverable upon the exercise of the Rights. The provisions of this Section 13 shall apply similarly to successive mergers or consolidations or sales or other transfers.

         (b) "Principal Party" means:

                           (i) in the case of any transaction described in
                  clauses (x) or (y) of Section 13(a), the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger, consolidation or combination, and if no securities are so issued, the person that is the other party to such merger, consolidation or combination; and

                           (ii) in the case of any transaction described in
                  clause (z) of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions; provided, however, that in any such case, (A) if the Common Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, "Principal Party" shall refer to such other Person; and (B) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stocks of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value.

         (c) The Company shall not consummate any such consolidation, merger, combination, sale or transfer unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock which are not outstanding or otherwise reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in Section 13(a) and
(b) and providing that, as soon as practicable after the date of any consolidation, merger, combination, sale or transfer mentioned in Section 13(a), the Principal Party will:

                           (i) prepare and file a registration statement under
                  the Securities Act with respect to the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement (A) to become effective as soon as practicable after such filing and (B) to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date; and

                           (ii) deliver to holders of the Rights historical
                  financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

The provisions of this Section 13 shall similarly apply to successive mergers, consolidations, combinations, sales or other transfers. If any Section 13 Event shall occur at any time after a Person becomes an Acquiring Person, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

         (d) Notwithstanding anything in this Agreement to the contrary, Section 13 shall not be applicable to a transaction described in subparagraphs (x) and
(y) of Section 13(a) if (i) such transaction is consummated with a Person or Persons who acquired shares of Common Stock pursuant to a Qualifying Tender Offer (or a wholly owned Subsidiary of any such Person or Persons), (ii) the price per share of Common Stock offered in such transaction is not less than the price per share of Common Stock paid to all holders of shares of Common Stock whose shares were purchased pursuant to such Qualifying Tender Offer, and (iii) the form of such consideration being offered to the remaining holders of shares of Common Stock pursuant to such transaction is the same as the form of consideration paid pursuant to such Qualifying Tender Offer. Upon consummation of any such transaction contemplated by this Section 13(d), all Rights hereunder shall expire.

         Section 14. Fractional Rights and Fractional Shares. (a) The Company may, but shall not be required to, issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the current market value of the Rights on such date shall be as determined in good faith by the Board of Directors of the Company.

         (b) The Company may, but shall not be required to, issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth (1/1,000th) of a share of Preferred Stock). In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-thousandth (1/1,000th) of a share of Preferred Stock, the Company may, at its election, issue depositary receipts evidencing fractions of shares pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all of the rights, privileges and preferences to which they would be entitled as owners of the Preferred Stock. With respect to fractional shares that are not integral multiples of one one-thousandth (1/1,000th) of a share, if the Company does not issue such fractional shares or depositary receipts in lieu thereof, there shall be paid to the holders of record of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the value of one one-thousandth of a share of Preferred Stock. For purposes of this Section 14(b), the current market value of one one-thousandth of a share of Preferred Stock shall be the closing price of a share of Common Stock (as determined pursuant to Section 11(b)(i)) for the Trading Day immediately prior to the date of such exercise.

         (c) Following any exchange pursuant to Section 24, the Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company may pay to the registered holders of Right Certificates at the time such Rights are exchanged as herein provided an amount in cash equal to the same fraction of the current market value of one share of Common Stock. For purposes of this Section 14(c), the current market value of one share of Common Stock shall be the closing price of one share of Common Stock (as determined pursuant to Section 11(b)(i)) for the Trading Day immediately prior to the date of such exercise or exchange.

         Section 15. Rights of Action. All rights of action in respect of this Agreement are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of Common Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of, any Person subject to this Agreement. Any holder of Rights who prevails in an action to enforce the provisions of this Rights Agreement shall be entitled to recover the reasonable costs and expenses, including attorneys' fees, incurred in such action.

         Section 16. Agreement of Right Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

         (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Stock;

         (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

         (c) subject to Section 6(a) and Section 7(f), the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e), shall be affected by any notice to the contrary; and

         (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned, and/or to comply with such statute, rule or regulation, as soon as possible.

         Section 17. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company including, without limitation, any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

         Section 18. Concerning the Rights Agent. (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the execution or administration of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the administration of this Agreement or the exercise or performance of its duties hereunder, including the costs and expenses of defending against any claim of liability. The Rights Agent shall promptly notify the Company, by letter or by facsimile confirmed by letter, of the assertion of any action, proceeding, suit or claim against the Rights Agent, promptly after the Rights Agent shall have notice of any such assertion of an action, proceeding, suit or claim. The Company shall be entitled to participate at its own expense in the defense of any such action, proceeding, suit or claim, and, if the Company so elects, the Company shall assume the defense of any such action, proceeding, suit or claim. In the event that the Company assumes such defense, the Company shall not thereafter be liable for the fees and expenses of any additional counsel retained by the Rights Agent, so long as the Company shall retain counsel satisfactory to the Rights Agent, in the exercise of its reasonable judgment, to defend such action, proceeding, suit or claim. The Rights Agent agrees not to settle any litigation in connection with any action, proceeding, suit or claim with respect to which it may seek indemnification from the Company without the prior written consent of the Company. The costs and expenses of enforcing this right of indemnification shall also be paid by the Company. The indemnification provided for hereunder shall survive the expiration of the Rights and the termination of this Agreement.

         (b) The Rights Agent may exclusively rely upon and shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with the administration of this Agreement or the exercise or performance of its duties hereunder in reliance upon any Right Certificate or certificate for Preferred Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, instruction, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

         (c) Notwithstanding anything in this Agreement to the contrary, in no event shall the Rights Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of the action.

         Section 19. Merger or Consolidation or Change of Name of Rights Agent.
(a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

         (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

         Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions (but no implied duties or obligations shall be read into this Agreement against the Rights Agent), by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

         (a) Before the Rights Agent acts or refrains from acting, it may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

         (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any "Acquiring Person" and the determination of "current market price") be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken, suffered or omitted in good faith by it under the provisions of this Agreement in reliance upon such certificate.

         (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

         (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

         (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 7(e)) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Sections 3, 11, 13, 23, or 24, or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to authorization or reservation of any shares of Common Stock or Preferred Stock to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of Common Stock or Preferred Stock will, when issued, be duly authorized, validly issued, fully paid and nonassessable.

         (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

         (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the Chief Executive Officer, the President or any Vice President or the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken, suffered or omitted to be taken by it in good faith in accordance with instructions of any such officer. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on or after which such action shall be taken such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than ten Business Days after the date any above listed officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application subject to the proposed action or omission and/or specifying the action to be taken or omitted.

         (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

         (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or to any holders of Rights resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

         (j) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the cases may be, has either not been completed or indicates an affirmative response to clause 1 or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

         (k) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

         (l) The Rights Agent shall not be required to take notice or be deemed to have notice of any fact, event or determination (including, without limitation, any dates or events defined in this

Agreement or the designation of any Person as an Acquiring Person, Affiliate or Associate) under this Agreement unless and until the Rights Agent shall be specifically notified in writing by the Company of such fact, event or determination.

         Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Stock and Preferred Stock by registered or certified mail, and, subsequent to the Distribution Date and at the expense of the Company, to the holders of the Right Certificates by mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and Preferred Stock by registered or certified mail, and, subsequent to the Distribution Date, to the holders of the Rights Certificates by mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation organized and doing business under the laws of the United States or of any state of the United States, in good standing, having an office in the city of New York, which is authorized under such laws to exercise stock transfer or corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an Affiliate of a corporation described in clause (a) of this sentence; provided, however, that the principal transfer agent for the Common Stock of the Company shall in any event be qualified to be the Rights Agent. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and the Preferred Stock, and, subsequent to the Distribution Date, mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

         Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the Expiration Date, the Company

(a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities issued by the Company, and
(b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Right Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued, and (ii) no such Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

         Section 23. Redemption. (a) The Board of Directors of the Company may, at its option, at any time prior to the earlier of (i) the close of business on the tenth day after the Stock Acquisition Date (or such later date as the Board may determine with the concurrence of a majority of the Continuing Directors then in office prior to such time as the Rights are not redeemable) and (ii) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $.001 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"); provided, however, that during the 180 day period commencing when any Person becomes an Acquiring Person, any redemption of the Rights shall be effective only if there are at least five Continuing Directors then in office, and such redemption shall have been approved by the Board of Directors and by a majority of such Continuing Directors. Notwithstanding anything in this Agreement to the contrary, the Rights shall not be exercisable after a Person has become an Acquiring Person until such time as the Company's right of redemption hereunder has expired.

         (b) Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. The Company shall promptly thereafter give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in Section 23 or 24, and other than in connection with the purchase, acquisition or redemption of shares of Common Stock prior to the Distribution Date.

         Section 24. Exchange. (a) The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, mandatorily exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to Section 7(e)) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend, or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"); provided, however, that during the 180 day period commencing when any Person becomes an Acquiring Person, any exchange of the Rights shall be effective only if there are at least five Continuing Directors then in office, and such exchange shall have been approved by the Board of Directors and by a majority of the such Continuing Directors. If the Board of Directors of the Company elects to exchange all the Rights for Common Stock pursuant to this Section 24 prior to the physical distribution of the Rights Certificates, the Corporation may distribute the Common Stock issuable in the exchange in lieu of distributing Right Certificates, in which case for purposes of this Rights Agreement holders of Rights shall be deemed to have simultaneously received and surrendered for exchange Right Certificates on the date of such distribution. Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any of its Subsidiaries, any employee benefit plan of the Company or any of its Subsidiaries, or any entity holding shares of Common Stock for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the shares of Common Stock then outstanding.

         (b) Any action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to Section 24(a) shall be irrevocable and, immediately upon the taking of such action and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company shall promptly give notice of such exchange to the Rights Agent and the holders of the Rights to be exchanged by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Shares of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to Section 7(e) hereof) held by each holder of Rights.

         Section 25. Notice of Proposed Actions. (a) In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Common Stock or to make any other distribution to the holders of Common Stock (other than a regular periodic cash dividend out of earnings or retained earnings of the Company), or (ii) to offer to the holders of its Common Stock rights or warrants to subscribe for or to purchase any additional shares of Common Stock or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision of outstanding shares of Common Stock), or (iv) to effect any consolidation or merger into or with any other Person, or to effect and/or, to permit one or more of its Subsidiaries to effect any sale or other transfer, in one transaction or a series of related transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons, or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right Certificate, to the extent feasible and in accordance with Section 26, a notice of such proposed action, which shall specify the record date for the purposes of such dividend or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or
(ii) above at least 20 days prior to the record date for determining holders of the Common Stock for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier. The failure to give notice required by this Section or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

         (b) In case any Person becomes an Acquiring Person (except as a result of a Qualifying Tender Offer) then, in any such case, the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with Section 26, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii).

         (c) Notwithstanding anything in this Agreement to the contrary, prior to the Distribution Date, a filing by the Company with the Securities and Exchange Commission shall constitute sufficient notice to the holders of securities of the Company, including the Rights, for purposes of this Agreement and no other notice need be given to such holders.

         Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                  ITEQ, Inc.
                  2727 Allen Parkway, Suite 760
                  Houston, Texas 77019
                  Attention: President

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by registered or certified mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows (and shall be deemed given upon receipt if so sent and addressed):

                  Harris Trust and Savings Bank
                  111 West Monroe
                  P.O. Box 755
                  Chicago, IL 60690
                  Attention:  Trust Department

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate (or, prior to the Distribution Date, to the holder of any certificate representing shares of Common Stock) shall be sufficiently given or made if sent by mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

         Section 27. Supplements and Amendments. Prior to the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of the Rights. From and after the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Right Certificates in order (a) to cure any ambiguity, (b) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (c) to shorten or lengthen any time period hereunder or (d) to change or supplement the provisions hereof in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person). Notwithstanding the foregoing, (i) after any Person has become an Acquiring Person, any supplement or amendment shall be effective only if there are at least five Continuing Directors then in office, and such supplement or amendment shall have been approved by a majority of such Continuing Directors, and (ii) no supplement or amendment pursuant to clause (c) may lengthen (x) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable or (y) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section, the Rights Agent shall execute such supplement or amendment. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock. Notwithstanding anything in this Agreement to the contrary, no supplement or amendment that changes the rights and duties of the Rights Agent under this Agreement will be effective against the Rights Agent without the execution of such supplement or amendment by the Rights Agent.

         Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         Section 29. Determinations and Actions by the Board of Directors, etc. For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) under the Exchange Act as in effect on the date of this Agreement. The Board of Directors of the Company (with, where specifically provided for herein, the concurrence of the Continuing Directors) shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board (with, where specifically provided for herein, the concurrence of the Continuing Directors) or to the Company, or as may be necessary or advisable in the administration of this Agreement, including the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for the purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board (or, where specifically provided for herein, by the Continuing Directors) in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board of Directors of the Company or the Continuing Directors to any liability to the holders of the Rights.

         Section 30. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock).

         Section 31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that, notwithstanding anything in this Agreement to the contrary, if any such term, provisions, covenant or restrictions is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the close of business on the tenth day following the date of such determination by the Board of Directors.

         Section 32. Governing Law. This Agreement, each Right and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Texas and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

         Section 33. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

         Section 34. Descriptive Headings. The captions herein and table of contents hereto are included for convenience of reference only, do not constitute a part of this Agreement and shall be ignored in the construction and interpretation hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

                                         ITEQ, INC.


                                         By: /s/ Mark E. Johnson
                                            -----------------------------------
Attest:                                      Mark E. Johnson
                                             President, Chairman of the Board
                                             and Chief Executive Officer

By: /s/ Lawrance W. McAfee
   ------------------------------
    Lawrance W. McAfee
    Executive Vice President,
    Chief Financial Officer and
    Secretary

                                         HARRIS TRUST AND SAVINGS BANK
                                             AS RIGHTS AGENT


                                         By: /s/ Lorraine Rodewald
                                            -----------------------------------
Attest:                                      Lorraine Rodewald
                                             Assistant Vice President

By: /s/ Ray G. Rosenbaum
   ------------------------------
    Ray G. Rosenbaum
    Vice President

                                   ITEQ, INC.

                                    EXHIBITS
                                       TO
                                RIGHTS AGREEMENT

              -----------------------------------------------------



                     Exhibit A -- Certificate of Designation


                     Exhibit B -- Summary of Rights


                     Exhibit C -- Form of Rights Certificate

                                                                       EXHIBIT A

                                   ITEQ, INC.

                                  STATEMENT OF
                     DESIGNATIONS, PREFERENCES, LIMITATIONS
                           AND RELATIVE RIGHTS OF ITS
                  SERIES A JUNIOR PARTICIPATING PREFERRED STOCK


         Pursuant to Section 151 of the Delaware General Corporation Law, ITEQ, Inc., a corporation organized and existing under the Delaware General Corporation Law (the "Corporation"),

         DOES HEREBY CERTIFY that pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, as amended, and pursuant to Section 151 of the Delaware General Corporation Law, said Board of Directors, at a meeting duly held on September 4, 1998, duly adopted a resolution providing for the issuance of a series of 300,000 shares of Preferred Stock--Junior Participating Series A, which resolution is and reads as follows:

         RESOLVED, that pursuant to the authority expressly granted to and invested in the Board of directors of ITEQ, Inc. (the "Corporation") by the provisions of the Certificate of Incorporation of the Corporation, as amended, a series of the Preferred Stock, par value $.01 per share, of the Corporation be, and it hereby is, established, and that such series of Preferred Stock shall have the powers and preferences, and the relative, participating, optional and other rights, and the qualifications, limitations, and restrictions thereon set forth below:

         SECTION 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Preferred Stock--Junior Participating Series A" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 300,000. Such number of shares may be increased or decreased by resolution by the Board of Directors and without shareholder action; provided, however, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights, or warrants upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock, including (without limitation) that certain Rights Agreement dated as of September 4, 1998 (the "Rights Agreement") to which the Corporation is a party.

         SECTION 2. DIVIDENDS AND DISTRIBUTIONS.

                  (a) Subject to the prior dividend rights of the holders of shares of any (i) other series of Preferred Stock or (ii) other class of capital stock, whether now existing or hereafter created (other than Common Stock), which does not by its express terms rank on a parity with or subordinate to the Series A Preferred Stock with respect to payment of dividends, the holders of Series A Preferred Stock shall be entitled to receive dividends when, as and if declared from time-to-time by the board of directors, out of any funds legally available for that purpose; provided, however, that no dividend shall be declared or paid on Common Stock (other than in shares of Common Stock) unless a dividend shall be simultaneously declared and paid on each share of outstanding Series A Preferred Stock in an amount equal to 1,000 times (subject to adjustment as set forth below) the amount of the dividend then declared and paid on each share of Common Stock. In the event the Corporation shall at any time following the initial issuance of Series A Preferred Stock declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which each share of Series A Preferred Stock was entitled immediately prior to such event to receive pursuant to the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (b) The provisions of this Section 2 shall not apply to any dividend or other distribution which shall be directly or indirectly in furtherance of any plan of liquidation, whether or not the same shall have been approved by shareholders.

         SECTION 3. VOTING RIGHTS. In addition to any other voting rights required by law, the holders of shares of Series A Preferred Stock shall have the following voting rights:

                  (a) Subject to the provisions for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes (and each one one-thousandth (1/1,000th) of a share of Series A Preferred Stock shall have one vote) on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time following the initial issuance of Series A Preferred Stock declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (b) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation, including, without limitation, the election of directors. If the holders of the Corporation's Common Stock shall be entitled to cumulate their votes at any election of directors, or upon any other matter, the holders of the Series A Preferred Stock shall also be entitled to cumulative voting at such election of directors or upon such other matter. If cumulative voting shall ever be denied to the holders of the Corporation's Common Stock, the holders of the Series A Preferred Stock shall similarly cease to be entitled to cumulative voting, without any further action or consent by the holders of Series A Preferred Stock.

                  (c) Except as otherwise set forth herein, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         SECTION 4. CERTAIN RESTRICTIONS.

                  (a) Whenever dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, on shares of Series A Preferred stock outstanding shall have been paid in full, the Corporation shall not:

                             (i) declare or pay dividends on, make any other
                  distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding
                  up) to the Series A Preferred Stock;

                             (ii) declare or pay dividends on or make any other
                  distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                             (iii) redeem or purchase or otherwise acquire for
                  consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding
                  up) with the Series A Preferred Stock; provided, however, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior

                  (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                             (iv) purchase or otherwise acquire for
                  consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective Series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                             (v) The Corporation shall not permit any subsidiary
                  of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         SECTION 5. LIQUIDATION RIGHTS. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $1,000 per share, plus an amount equal to any declared but unpaid dividends thereon, to the date of such payment; provided, however, that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to adjustment as hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of Common Stock, or (b) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time following the initial issuance of Series A Preferred Stock declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (a) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         SECTION 6. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property, as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time following the initial issuance of Series A Preferred Stock declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         SECTION 7. RANKING. The Series A Preferred Stock shall rank junior with respect to payment of dividends and on liquidation to all other classes and series of the Corporation's Preferred Stock, whether now existing or hereafter created, except any class or series that specifically provides that it shall rank on a parity with or junior to the Series A Preferred Stock.

         SECTION 8. REDEMPTION. The shares of Series A Preferred Stock shall not be redeemable. Notwithstanding the foregoing, the Corporation may acquire shares of Series A Preferred Stock in any other manner permitted by law, the Certificate of Incorporation or this amendment thereof. The shares of Series A Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

         SECTION 9. FRACTIONAL SHARES. Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of Series A Preferred Stock. In lieu of fractional shares, the Corporation, prior to the first issuance of a share or a fraction of a share of Series A Preferred Stock, may elect to (a) make a cash payment as provided in the Rights Agreement for fractions of a share other than one one-thousandths (1/1,000ths) of a share or an integral multiple thereof or (b) issue depository receipts evidencing such authorized fraction of a share of Series A Preferred Stock pursuant to an appropriate agreement between the Corporation and a depository selected by the Corporation; provided, however, that such agreement shall provide that the holders of such depository receipts shall have all the rights, privileges and preferences to which they are entitled as holders of the Series A Preferred Stock.

         SECTION 10. REACQUIRED SHARES. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock (without designation as to series) and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth in the Restated Certificate of Incorporation of the Corporation.

         SECTION 11. AMENDMENT. The Restated Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares, if any, of Series A Preferred Stock voting separately as a class.

         SECTION 12. NO OTHER RIGHTS. The Series A Preferred Stock shall not have any relative, participating, optional or other special rights and powers other than as set forth herein and in the Certificate of Incorporation of the Corporation, as amended, or as provided by law, nor shall the holders thereof have any preemptive right to acquire any shares or securities of any kind, whether now or hereafter authorized, which may at any time be issued, sold, or offered for sale by the Corporation.

         IN WITNESS WHEREOF, the said ITEQ, Inc. has caused this statement to be duly executed by Mark E. Johnson, its President, Chairman of the Board and Chief Executive Officer and attested by Lawrance W. McAfee, its Executive Vice President, Chief Financial Officer and Secretary, on this 4th day of September, 1998.
                                         ITEQ, INC.


                                         By:
                                            -----------------------------------
                                             Mark E. Johnson
                                             President, Chairman of the Board
                                             and Chief Executive Officer

ATTEST:


By:
   ----------------------------
    Lawrance W. McAfee,
    Executive Vice President, Chief Financial
    Officer and  Secretary

                                                                       EXHIBIT B





                               ____________, 1998



Dear Shareholder:

         Your Board of Directors has adopted a Shareholder Rights Plan (the "Plan") designed to deter coercive or unfair takeover tactics and to prevent an acquiror from gaining control of ITEQ, Inc. (the "Company") without offering a fair price to all of its shareholders. Included with this letter is a Summary of the Plan. We suggest that you retain this document for future reference.

         The Board has adopted the Plan because it enhances the Board's ability to protect the shareholders' and the Company's interests in the event of a coercive or unfair takeover attempt. More than 3,000 publicly held companies in the United States have adopted shareholder rights plans. Adoption of such a plan is now a commonly accepted business practice for protecting shareholder interests.

         Under the Plan, holders of record of Common Stock at the close of business September 14, 1998, will receive one Preferred Stock Purchase Right (a "Right") for each share of Common Stock held. Until such Rights become exercisable, your Common Stock certificates will evidence your Rights. The Rights will automatically trade with the Common Stock and will be exercisable only if and when an event arises to trigger them. The triggering events are described in the Summary of the Plan.

         The Plan is not intended to prevent an acquisition of the Company on terms that are favorable and fair to all shareholders. Furthermore, it should not dissuade any perspective offeror willing to negotiate with your Board of Directors and will not interfere with a merger or any other business combination transaction that your Board of Directors judges to be fair to the shareholders. The Plan is therefore intended to discourage unilateral takeover attempts and to encourage potential acquirors to negotiate with the Board. There can be no assurance, however, that the Plan will result in any premium being paid on the Company's Common Stock in the event of a takeover contest. Because the Board may redeem the Rights at any time before they are triggered, the Plan will not prevent a takeover of the Company that is determined by the Board to be in the best interest of shareholders and the Company.

_____________, 1998
Page 2



         Issuance of the Rights has no dilutive effect, will not affect reported earnings per share, and is not taxable to the Company or its shareholders. The Rights will not restrict trading of the Company's securities.

         Your Board of Directors believes that the Plan represents an effective and commonly accepted means of protecting the shareholders' interests without in any way weakening the Company's financial strength or interfering with the Company's business plans. As such, it is an expression of the Company's confidence in the future and our intention to give our shareholders a full opportunity to benefit from the Company's growth and success.





                                         Mark E. Johnson
                                         Chairman of the Board, President and
                                         Chief Executive Officer

                       SUMMARY OF SHAREHOLDER RIGHTS PLAN

ISSUANCE OF RIGHTS

         On September 4, 1998, the Board of Directors of ITEQ, Inc. (the "Company") declared a distribution of one Right for each outstanding share of common stock, par value $.001 per share (the "Common Stock"), of the Company to shareholders of record at the close of business on September 14, 1998 (the "Record Date"). Except as described below, each Right when exercisable, entitles the registered holder to purchase from the Company one one-thousandth (1/1,000th) of a share of Preferred Stock--Junior Participating Series A, par value $.01 per share (the "Preferred Stock"), at a price per one one-thousandth (1/1,000th) share of $15 (the "Purchase Price") . The description and terms of the Rights are set forth in a Right Agreement (the "Rights Agreement") between the Company and Harris Trust & Savings Bank, as Rights Agent.

         As of _______________, 1998, there were approximately _________ shares of Common Stock outstanding and approximately _________shares of Common Stock were reserved for issuance under stock option plans and outstanding warrants. Each outstanding share of Common Stock on September 14, 1998, will receive one Right. 300,000 shares of Preferred Stock will be reserved for issuance in the event of exercise of the Rights.

TRANSFER AND SEPARATION

         The Rights are not exercisable until the Distribution Date. Accordingly, the Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Company's Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuance of Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Stock outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

         As soon as practicable following any Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights. As of and after the Distribution Date, the Rights shall be evidenced solely by Right Certificates and may be transferred by the transfer of the Right Certificate separately and apart from any transfer of Common Stock.

DISTRIBUTION DATE

         The term "Distribution Date" means the earlier of:

                  (i) the close of business on the tenth day after a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 25% or more of the outstanding shares of the Company's Common Stock, other than pursuant to a Qualifying Tender Offer (defined below); or

                  (ii) the close of business on the tenth Business Day (or such later date as may be determined by action of the Company's Board of Directors) after the date of the commencement or the announcement of the intention to commence by any person or group (other than certain exempt persons) of a tender offer or exchange offer upon the successful completion of which such person or group would be the beneficial owner of 25% or more of the then outstanding Common Stock of the Company, regardless of whether any shares are actually purchased pursuant to such offer.

         A person or group is generally not considered an "Acquiring Person," if either the beneficial ownership of Common Stock that would otherwise cause it to be an Acquiring Person was acquired in a transaction or series of transactions approved in advance by the board of directors of the Company (the "Board of Directors"), or the Board of Directors determines in good faith that the person who would otherwise be an Acquiring Person has become such inadvertently and such person divests as promptly as practicable a sufficient number of shares of Common Stock so that the person would no longer beneficially own 25% or more of the outstanding Common Stock.

         A "Qualifying Tender Offer" means a tender offer or exchange offer that a majority of the members of the Board of Directors determine to be at a fair price and otherwise in the best interests of the Company and its shareholders.

EXERCISE

         As stated above, until the Distribution Date the Rights are not exercisable. However, in the event that any person or group or affiliated or associated persons becomes an Acquiring Person, and subject to the Company's right to redeem the Rights, each holder of a Right (other than an Acquiring Person), will thereafter have the right to receive upon exercise a number of one one-thousandths (1/1,000ths) of a share of Preferred Stock determined by dividing the Purchase Price (subject to adjustment) by 50% of the current market price of the Common Stock on the date a person becomes an Acquiring Person. Because of the nature of the voting, dividend, and liquidation rights of the Preferred Stock, the value of each one one-thousandth (1/1,000th) interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock. It is therefore anticipated (although there can be no assurance) that the value of the Preferred Stock purchased upon exercise of the Rights will be approximately twice the exercise price paid.

         If the Rights are not redeemed as described below and in the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

         Following the occurrence of any of the events set forth in the preceding two paragraphs any Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will immediately become null and void. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may recognize taxable income upon the occurrence of subsequent events--for example, upon the Rights becoming exercisable with respect to an acquiror's stock, whether or not exercised. Holders of the Rights should consult with their tax advisors in the event any such subsequent event occurs.

         The Rights will expire on March 4, 2000 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, as described below. Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

REDEMPTION

         At any time prior to the time a person or group of affiliated or associated persons becomes an Acquiring Person (or, subject to certain exceptions, during the 180 day period then commencing, if there are at least five Continuing Directors, a majority of whom approve the redemption), the Board of Directors may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time on such basis with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

EXCHANGE

         At any time after any person or group becomes an Acquiring Person (or during the 180 day period then commencing, if there are at least five Continuing Directors, a majority of whom approve the exchange) and prior to the acquisition by such person or group of 50% or more of the outstanding Common Stock, the Board of Directors may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one share of Common Stock per Right (subject to adjustment).

THE PREFERRED STOCK

         Each share of Preferred Stock will be entitled to an aggregate dividend of 1,000 times any dividend declared per share of Common Stock. In the event of liquidation, the holders of the Preferred Stock will be entitled to an aggregate payment of 1,000 times the payment made per share of Common Stock, but in no event shall they receive less than $1,000 per share. Each share of Preferred Stock will have 1,000 votes, voting together with the Common Stock, except as otherwise provided by law. Finally, in the event of any merger, consolidation, or other transaction in which Common Stock are exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount receivable per share of Common Stock. The shares of Preferred Stock purchasable under the Plan will not be redeemable.

ANTIDILUTION

         The Purchase Price payable, the number of Rights, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution, among other circumstances, in the event of a stock dividend on, or a subdivision, split, combination, consolidation or reclassification of, the Preferred Stock or the Common Stock, or a reverse split of the outstanding shares of Preferred Stock or the Common Stock.

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price. The Company may, but is not required to, issue fractional Rights or fractional Preferred Stock (other than fractions which are integral multiples of one one-thousandth (1/1,000th) of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts. In lieu thereof, an adjustment in cash will be made based upon the market price of the Common Stock on the last trading day prior to the date of exercise.

AMENDMENT OF RIGHTS AGREEMENT

         Prior to the Distribution Date, the Company may supplement or amend any provision of the Rights Agreement without the approval of any holders of the Rights. From and after the Distribution Date, the Company may supplement or amend the Rights Agreement without the approval of any holders of Right Certificates in order (a) to cure any ambiguity, (b) to correct or supplement any provision contained therein which may be defective or inconsistent with any other provision therein, (c) to shorten or lengthen any time period thereunder or (d) to change or supplement the provisions thereof in any manner which the Company may deem necessary or desirable and which does not adversely affect the interests of the holders of Right Certificates (other than Acquiring Person or an Affiliate or Associate of an Acquiring Person). Notwithstanding the foregoing, no supplement or amendment pursuant to clause (c) may lengthen (x) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable or (y) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights.

CERTAIN DETERMINATIONS

         The Rights Agreement prohibits the making of certain determinations and actions by the Board of Directors unless at the time of such determinations there are then in office not less than five Continuing Directors and the determination or action in question is also approved by a majority of the Continuing Directors then in office. These determinations and actions include:
(I) determining that a tender offer or exchange offer is a Qualifying Tender Offer; (ii) extending the Distribution Date following the commencement or announcement of a tender offer or exchange offer; (iii) determining that a person became an Acquiring Person inadvertently; (iv) redeeming of the Rights;
(v) exchanging the Rights for Common Stock; (vi) valuing certain securities or assets other than the Common Stock and Preferred Stock; and (vii) amending or supplementing the Rights Agreement.

         A "Continuing Director" means any member of the Board of Directors who is not an Acquiring Person or an affiliate or associate of an Acquiring Person, and who either (I) was a member of the Board of Directors prior to the time that any person became an Acquiring Person (other than pursuant to a Qualifying Tender Offer), or (ii) subsequently became a member of the Board of Directors, and whose nomination for election or election to the Board of Directors was recommended or approved by the Board of Directors when there are then in office at least five Continuing Directors and such nomination for election or election was recommended or approved by a majority of the Continuing Directors then on the Board of Directors.

CERTAIN EFFECTS OF THE RIGHTS

         The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on the Rights being redeemed or a substantial number of Rights being acquired, and under certain circumstances the Rights beneficially owned (or that were owned) by such a person or group may become void. The Rights should not interfere with any merger or other business combination approved by the Board of Directors because, if the Rights would become exercisable as a result of such merger or other business combination, the Board of Directors, may, at its option prior to time that any Person becomes an Acquiring Person, redeem all (but not less than all) of the then outstanding Rights at the Redemption Price.

THE RIGHTS AGREEMENT

         A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

                                                                       EXHIBIT C
                           [Form of Right Certificate]

Certificate No. R-                                           ___________ Rights

This Certificate is Transferable in
_______________, Texas or
New York, New York

         NOT EXERCISABLE AFTER MARCH 4, 2000 OR EARLIER IF REDEEMED OR EXCHANGED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.001 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. IF THE RIGHTS REPRESENTED BY THIS RIGHT CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR AN ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME OR MAY HAVE BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT.

                                RIGHT CERTIFICATE

         This certifies that _________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of September 4, 1998 (the "Rights Agreement") between ITEQ, Inc., a Delaware corporation (the "Company"), and Harris Trust and Savings Bank, a __________ (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date and prior to the Expiration Date at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-thousandth (1/1,000th) of a fully paid, nonassessable share of Preferred Stock--Junior Participating Series A, par value $.01 per share, (the "Preferred Stock") of the Company, at a cash purchase price per one one-thousandth (1/1,000th) of a share of $15 (the "Purchase Price"), payable in cash upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and the related Certificate duly executed.

         Terms used herein and not otherwise defined have the meanings assigned to them in the Rights Agreement.

         The number of rights evidenced by this Right Certificate, the Purchase Price and the number and kind of shares which may be purchased upon exercise thereof are the number of Rights, Purchase Price, and the number and kind of shares which may be so purchased as of September 14, 1998. As provided in the Rights Agreement, the number of Rights represented by this Rights

Certificate, the Purchase Price and the number and kind of shares of Preferred Stock or other securities which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

         From and after the time when any person first becomes an Acquiring Person, other than pursuant to a Qualifying Tender Offer, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either
(A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose of effect the avoidance of Section 7(e) of the Rights Agreement shall become null and void without any further action, and no holder of such Rights (including any purported transferee or subsequent holder) shall have any rights whatsoever with respect to such Rights, whether under any provision of the Rights Agreement or otherwise.

         This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file with the Rights Agent and are also available upon written request to the Company.

         This Right Certificate, with or without other Right Certificates, upon surrender at the office or offices of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number and kind of shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Board of Directors of the Company may, at its option, (a) at any time prior to the earlier of (i) the close of business on the tenth day after the Stock Acquisition Date (or such later date as a majority of the Continuing Directors then in office may designate in an amendment to the Rights Agreement) and (ii) the Final Expiration Date, redeem all but not less than all the Rights evidenced by this Certificate at a redemption price of $.001 per Right; or (b) at any time after any Person becomes an Acquiring Person (but before any Person becomes the Beneficial Owner of 50% or more of the shares of Common Stock then outstanding), exchange all or part of the Rights evidenced by this Certificate for shares of Common Stock at an exchange ratio of one share of Common Stock per Right. If the Rights shall be exchanged in part, the holder of this Right Certificate shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of Rights not exchanged.

         The Company may issue fractions of Preferred Stock or distribute certificates which evidence fractions of Preferred Stock upon the exercise of any Right or Rights evidenced hereby. In lieu of issuing fractional shares, the Company may elect to make a cash payment as provided in the Rights Agreement for fractions of a share other than one one-thousandth (1/1,000th) of a share or any integral multiple thereof or to issue certificates or utilize a depository arrangement as provided in the terms of the Rights Agreement and the Preferred Stock.

         No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

         This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of:                             ITEQ, INC.
            -----------------

                                         By:
                                            -----------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------
Attest:


By:
   ------------------------------
Name:
     ----------------------------
Title:
      ---------------------------


Countersigned:

HARRIS TRUST AND SAVINGS BANK,
as Rights Agent,

By:
   ------------------------------
         Authorized Officer

                   [Form of Reverse Side of Right Certificate]

                               FORM OF ASSIGNMENT

         (To be executed by the registered holder if such holder desires to transfer the Right Certificate.)

FOR VALUE RECEIVED_____________________________________________________________

hereby sells, assigns and transfers unto_______________________________________
                                  (Please print name and address of transferee)

_______________________________________________________________________________
this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint_______________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:______________________


                                         ______________________________________
                                                Signature
Signature Guaranteed:


                                   CERTIFICATE

         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) the Rights evidenced by this Right Certificate ___ are ___ are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement);

         (2) after due inquiry and to the best knowledge of the undersigned, it ___ did ___ did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:_______________________

                                         ______________________________________
                                                Signature

                                     NOTICE

         The signatures to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE

            (To be executed if holder desires to exercise Rights represented by the Right Certificate.)

To ITEQ, Inc.:

         The undersigned hereby irrevocably elects to exercise ____________ Rights represented by this Right Certificate to purchase the Preferred Stock issuable upon the exercise of the Rights (or such other securities or property of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:

Please insert social security or other identifying number:_____________________

_______________________________________________________________________________
                         (Please print name and address)

_______________________________________________________________________________

         If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance of such Rights shall be registered in the name of and delivered to:

_______________________________________________________________________________
                         (Please print name and address)

_______________________________________________________________________________

Please insert social security or other identifying number:_____________________

_______________________________________________________________________________
                         (Please print name and address)

_______________________________________________________________________________

Dated:______________________

                                         ______________________________________
                                                Signature
Signature Guaranteed:

                                     NOTICE

         The signatures to the foregoing Form of Election To Purchase must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.